Exhibit 10.11

FORM AMENDMENT TO

KAR HOLDINGS, INC.

CONVERSION STOCK OPTION AGREEMENT

THIS AMENDMENT TO KAR HOLDINGS, INC. CONVERSION STOCK OPTION AGREEMENT (the “Amendment”), dated as of             ,         , between KAR Holdings, Inc., a Delaware corporation (“Holdings”), and                      (the “Employee”).

WHEREAS, Holdings and Employee are parties to that certain KAR Holdings, Inc. Conversion Stock Option Agreement dated as of April 20, 2007 (the “Original Agreement”), and

WHEREAS, Holdings and Employee have determined that Schedule A to the Original Agreement contained certain errors resulting from mathematical miscalculations, and desire to amend and restate Schedule A to correct said errors;

NOW THEREFORE, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms used herein without definition have the meaning set forth in the Original Agreement.

2. Corrected Schedule A. Schedule A to the Original Agreement is hereby deleted and replaced with the Amended and Restated Schedule A attached to this Amendment.

3. Original Agreement. The Original Agreement, as hereby amended with the attached Amended and Restated Schedule A, shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Holdings and the Employee have duly executed this Amendment to KAR Holdings, Inc. Conversion Stock Option Agreement as of the date first above written.

KAR HOLDINGS, INC.

By:
Name:
Title:

EMPLOYEE

AMENDED AND RESTATED

SCHEDULE A

Conversion Options

Name of Plan Granting Axle Holdings Options	Options	Exercise Price	Expiration Date